1
   As filed with the Securities and Exchange Commission
                      on October 19, 1998
                                    Registration No. 0-
23737
__________________________________________________________
                                   __
                                   _______________________
                                   __


      UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549


                       FORM 10-SB/A


    GENERAL FORM FOR REGISTRATION OF SECURITIES OF SMALL
                      BUSINESS ISSUERS

Under Section 12(b) or (g) of the Securities Exchange Act
                            of 1934


                SILVER RAMONA MINING COMPANY
       (Name of Small Business Issuer in its
Charter)


           Idaho
      (State or other
      jurisdiction of
     incorporation or
       organization)


        82-0290939
     (I.R.S. Employer
    Identification No.)


  211 West Elder Avenue, Kellogg, Idaho          83837
                 (Address of principal executive offices)
                         (Zip Code)

Issuers telephone number:         (208) 786-7527

Securities to be registered under Section 12(b) of the
Act:

      Title of each class                    Name of each
exchange on which
     to be so registered                     each class
is
to be registered

          N/A                                  N/A

Securities to be registered under Section 12(g) of the
Act:

           Common Stock, par value $0.10 per share
                     (Title of Class)
__________________________________________________________
                  __ _________________________

               SILVER RAMONA MINING COMPANY

                        FORM 10-SB

                     TABLE OF CONTENTS
                          PART 1

Page
Item 1.   Description of Business  . . . . . . . . . . . .
 .
 . . . . . . . . . . . . . . . . . . . . . . .     3
Item      2.   Managements Discussion and Analysis or
Plan
of Operation . . . . . . . .  8
Item 3.   Description of Property . . . . . . . . . . . .
 .
 . . . . . . . . . . . . . . .. . . . . .  . .     9
Item 4.   Security Ownership of Certain Beneficial Owners
and Management . . .     9

Item 5.   Directors, Executive Officers, Promoters and
Control Persons . . . . . . . 10

Item 6.   Executive Compensation . . . . . . . . . . . . .
 .
 . . . . . . . . . . . . . . . . . . . . .    11
Item 7.   Certain Relationships and Related Transactions .
 .
 . . . . . . . . . . . . . . . .    12
Item 8.   Description of Securities . . . . . . . . . . .
 .
 . . . . . . . . . . . . . . . . . . . . . . .     12
                          PART II
Item 1.   Market Price of and Dividends on the
Registrants
Common Equity
               and Other Shareholder Matters . . . . . . .
 . . . .   . .  . . . . . . . .                          .
 . .    12
Item 2.   Legal Proceedings . . . . . . . . . . . . . . .
 .
 . . . . . . . . . . . . . . . . . . . . . . . .   14
Item 3.   Changes in and Disagreements with Accountants .
 .
 . . . . . . . . . . . . . . . 14
Item 4.   Recent Sales of Unregistered Securities . . . .
 .
 . . . . . . . . . . . . . . . . . . .   14
Item 5.   Indemnification of Directors and Officers . . .
 .
 . . . . . . . . . . . . . . . . . . .   14
                         PART F/S
      Financial Statements . . . . . . . . . . . . . . . .
 . .   . . . . . . . . . . . . . . . . . . . .     16
                         PART III
Item 1.   Index to Exhibits . . . . . . . . . . . . . . .
 .
 . . . . . . . . . . . . . . . . . . . . . . . . .      43
Item 2.   Description of Exhibits . . . . . . . . . . . .
 .
 . . . . . . . . . . . . . . . . . . . . . . .     43
                          PART I

Item 1.        Description of Business
Business Development
      SILVER  RAMONA  MINING  COMPANY  (the  "Company")
was organized  on  May 25, 1967 under the laws of the
State  of Idaho,  having the stated purpose of engaging in
the  mining business, with general enumeration of
activities related  to the conduct of such business, but
with the further provision that  the  Company  may  engage
in  any  lawful  activities, without   limitation.  The
Company  was  formed  with                         the
contemplated  purpose to engage in investment  and
business development  operations  related  to  mineral
research  and exploration.  All these activities had
ceased before                                      1984.
      The  Company raised $75,000 by means of an
intrastate offering  of  500,000 shares of its common
stock  in  Idaho only,  pursuant to an exemption under
Idaho State Law (Idaho Security Act of 1967, Section 30-
1424), effective April  30, 1968, which offering was fully
subscribed within the year of 1968.   Other  shares
totaling 1,200,000  were  issued  for mining  claims  held
by the promoters, and  the  balance  of 10,300  shares
were issued for cash from the promoters,  and for  legal
services apparently related to the offering.  The mining
claims  consisted  of 22 unpatented  claims  in  the
Evolution Mining District of Shoshone County, Idaho, in
the general  vicinity  of  Osburn,  Idaho.   Proceeds
from  the offering                                 were
invested  in  mining   development   costs
(geologists,  surveys,  surface  cuts,  drilling,
cleaning
existing tunnels, and related administrative costs) on
these and other leased mining claims.  All these
transactions were completed on or before December 31,
1968.  Additional shares totaling 197,684 were issued in
subsequent years, to related parties such as the officers
and directors, in exchange  for expenses  advanced  on
behalf  of  the  Company.                           See
the
discussion under Legal Proceedings, Infra, at Part II
Item 2, with regard to the legal status of this offering and other share transactions.

     After expending approximately $157,000 on mining
claims acquisition and exploration, the Company retained
a  mining development firm to locate additional claims,
from which the company   recorded   an   account
receivable   for   shared exploration  and  discovery
costs of  $4,382  in  1969.   No mining revenues were ever
recorded, and this receivable  was never  collected and
was finally written off in  1984.                  The
Company  had  nominal interest revenue  from  cash  held
in certificates of deposit in the years 1969 through 1971,
but has never received revenues from any other source
throughout its  existence.   All cash was exhausted by
1972, and the Company effectively ceased doing business as of that year. All mining claims were abandoned on or before the 1983 fiscal year, and had expired by operation of law by 1984.

      The  original promoters are the present  officers
and directors.   These four persons still control  the
Company, owning  approximately  sixty-three  percent
(63%)  of  the
outstanding  shares,  with     no other  shareholder
owning more  than  five  percent (5%) individually.
See  the discussion  under Security Ownership of Certain
Beneficial Owners and Management, Infra, at Part I, Item
4.  There are no                                   formal
consulting  agreements  outstanding  with          the
promoters, nor any other parties.

      The  Company  never  engaged in any  active  trade
or business throughout the period from 1974 on, if not
earlier, until  just  recently.   On March 15,  1997,  the
directors determined that the Company should become active
in  seeking potential  operating  businesses and business
opportunities with  the  intent to acquire or merge with
such  businesses.
The Company then began to consider and investigate
potential business
opportunities.   The  Company  is  considered   a
development  stage  company and, due  to  its  status  as
a
shell  corporation, its principal business purpose  is
to locate and consummate a merger or acquisition with a
private entity.   Because of the Company's current status
having  no assets  and                              no
recent operating history, in the event the Company does successfully acquire or merge with an operating business opportunity, it is likely that the Company's present shareholders will experience substantial dilution and there will be a probable change in control of the Company.

      The  Company  is  voluntarily filing its
registration statement  on  Form  10-SB  in  order  to
make  information concerning  itself  more readily
available  to  the  public. Management believes that being
a reporting company under the Securities  Exchange Act of
1934, as amended (the  Exchange Act),  could  provide a
prospective merger  or  acquisition candidate       with
additional  information  concerning                the
Company.   In addition, management believes that this
might
make  the  Company more attractive to an operating
business opportunity                                as a
potential business combination  candidate.
As  a  result  of  filing  its registration  statement,
the Company  is
obligated to file with the  Commission  certain
interim  and  periodic reports including  an  annual
report containing
audited  financial  statements.   The   Company
intends to continue to voluntarily file these periodic reports under the Exchange Act even if its obligation to file such reports is suspended under applicable provisions of the Exchange Act.

      Any  target  acquisition or merger  candidate  of
the Company   will   become  subject  to  the   same
reporting
requirements as the Company upon consummation of any such business combination. Thus, in the event that the Company successfully completes an acquisition or merger with another operating business, the resulting combined business must provide audited financial statements for at least the two most recent fiscal years or, in the event that the combined operating business has been in business less than two years, audited financial statements will be required from the period of inception of the target acquisition or merger candidate.

      The Company's principal executive offices are located at 211 West Elder Avenue, Kellogg, Idaho, 83837, and its telephone number is (208) 786-7572.

Business of Issuer

        The Company has no recent operating history and no representation is made, nor is any intended, that the Company will be able to carry on future business activities successfully. Further, there can be no assurance that the Company will have the ability to acquire or merge with an operating business, business opportunity or property that will be of material value to the Company.

      Management  plans  to investigate,  research  and,
if justified,  potentially acquire or merge with  one  or
more businesses or business opportunities. The Company
currently has  no  commitment  or arrangement,  written
or  oral,  to participate                           in
any  business  opportunity  and  management
cannot   predict  the  nature  of  any  potential
business
opportunity it may ultimately consider. Management will have broad discretion in its search for and negotiations with any potential business or business opportunity.
Sources of Business Opportunities

      The  Company  intends to use various  sources  in
its search  for  potential business opportunities
including  its officers   and  directors,  consultants,
special  advisors, securities  broker-dealers, venture
capitalists, members  of the
financial  community  and  others  who   may
present
management  with  unsolicited  proposals.  Because  of
the
Company's lack of capital, it may not be able to retain on
a fee                                      basis
professional  firms  specializing  in  business
acquisitions and reorganizations.  Rather, the Company
will most  likely have to rely on outside sources, not
otherwise associated   with  the  Company,  that  will
accept   their compensation  only  after  the  Company
has   finalized   a successful acquisition or merger.  To
date, the Company has not engaged nor entered into any definitive, agreements nor understandings regarding retention of any consultant to assist the Company in its search for business opportunities, nor is management presently in a position to actively seek or retain any prospective consultants for these purposes.

      The Company does not intend to restrict its search
to any  specific kind of industry or business. The Company
may investigate and ultimately acquire a venture that is
in  its preliminary  or development stage, is already in
operation, or                              in  various
stages of its corporate existence and development. Management cannot predict at this time the status or nature of any venture in which the Company may participate. A potential venture might need additional capital or merely desire to have its shares publicly traded. The most likely scenario for a possible business arrangement would involve the acquisition of, or merger with, an operating business that does not need additional capital, but which merely desires to establish a public trading market for its shares. Management believes that the Company could provide a potential public vehicle for a private entity interested in becoming a publicly held corporation without the time and expense typically associated with an initial public offering.

Evaluation

      Once the Company has identified a particular entity
as a potential acquisition or merger candidate, management
will seek to determine whether acquisition or merger is
warranted or                               whether
further  investigation  is  necessary.   Such
determination  will  generally  be  based  on
management's knowledge and experience, or with the
assistance of  outside advisors   and   consultants
evaluating                                 the
preliminary
information  available  to them.  Management  may  elect
to engage    outside   independent   consultants   to
perform
preliminary analysis of potential business opportunities. However, because of the Company's lack of capital it may not have the necessary funds for a complete and exhaustive investigation of any particular opportunity.

      In  evaluating  such potential business
opportunities, the  Company  will consider, to the extent
relevant  to  the specific  opportunity, several factors
including  potential benefits  to  the  Company  and  its
shareholders;  working capital,   financial   requirements
and  availability                                    of
additional  financing; history of operation, if any;
nature of  present and expected competition; quality and
experience of  management;  need for further research,
development  or exploration;  potential for growth and
expansion;  potential for  profits;  and  other  factors
deemed  relevant  to  the specific opportunity.
      Because the Company has not located or identified
any specific  business opportunity as of the date hereof,
there are  certain  unidentified risks that cannot  be
adequately expressed prior to the identification of a
specific business opportunity.                      There
can   be   no   assurance
following
consummation of any acquisition or merger that the business venture will develop into a going concern or, if the business is already operating, that it will continue to operate successfully. Many of the potential business opportunities available to the Company may involve new and untested products, processes or market strategies which may not ultimately prove successful.

Form of Potential Acquisition or Merger

      Presently,  the Company cannot predict the  manner
in which   it  might  participate  in  a  prospective
business opportunity.  Each  separate potential
opportunity  will  be reviewed  and,  upon  the basis of
that review,  a  suitable legal  structure or method of
participation will be  chosen. The particular manner in
which the Company participates in a specific business
opportunity will depend upon the nature of that
opportunity, the respective needs and desires  of  the
Company  and management of the opportunity, and the
relative negotiating
strength  of  the  parties  involved.   Actual
participation in a business venture may take the form of
an asset  purchase, lease, joint venture, license,
partnership, stock purchase, reorganization, merger or
consolidation. The Company  may act directly or indirectly
through an  interest in   a   partnership,  corporation,
or   other    form                                  of
organization, however, the Company does not intend to participate in opportunities through the purchase of minority stock positions.

      Because  of the Companys current status and
inactive status  for  at  least  the prior fourteen
years,  and  its concomitant lack of assets or relevant
operating history, it is  likely  that  any potential
merger or  acquisition  with another operating business
will require substantial dilution of the Companys
existing shareholders.  There will probably be  a  change
in control of the Company, with the  incoming owners  of
the  targeted  merger or  acquisition  candidate taking
over  control of the Company.   Management  has  not
established any guidelines as to the amount of control it will offer to prospective business opportunity candidates, since this issue will depend to a large degree on the economic strength and desirability of each candidate, and corresponding relative bargaining power of the parties. However, management will endeavor to negotiate the best possible terms for the benefit of the Companys shareholders as the case arises.

      Management does not have any plans to borrow funds
to compensate   any   persons,   consultants,   promoters,
or
affiliates  in  conjunction with its  efforts  to  find
and acquire   or                                    merge
with  another  business   opportunity.
Management  does not have any plans to borrow funds  to
pay compensation  to  any prospective business
opportunity,  or shareholders,  management,  creditors,
or  other  potential
parties to the acquisition or merger.  In either case, it
is unlikely                            that  the  Company
would  be  able   to   borrow
significant  funds for such purposes from  any
conventional lending sources.  In all probability, a
public sale  of  the Companys   securities  would  also
be   unfeasible,                       and
management  does  not contemplate any  form  of  new
public offering  at this time.  In the event that the
Company  does need to raise capital, it would most likely
have to rely  on the  private  sale of its securities.
Such a  private  sale would  be  limited to persons exempt
under the  Commissions Regulation  D  or other rule or
provision for exemption,  if any applies.  However, no
private sales are contemplated  by the Companys
management at this time.  If a private sale of the
Companys  securities  is  deemed  appropriate  in  the
future,  management will endeavor to acquire  funds  on
the best terms available to the Company.  However, there
can  be no assurance that the Company will be able to
obtain funding when and if needed, or that such funding,
if available,  can be  obtained  on  terms  reasonable  or
acceptable  to  the Company.  The Company does not
anticipate using Regulation S promulgated  under the
Securities Act of 1933 to  raise  any funds  any  time
within the next year, subject only  to  its potential
applicability after consummation of a  merger  or
acquisition.    Although   not  presently   anticipated
by
management, there is a remote possibility that the Company might sell its securities to its management or affiliates.

      In the event of a successful acquisition or merger,
a finders  fee,  in  the form of cash or  securities  of
the Company, may be paid to persons instrumental in
facilitating the  transaction.   The  Company  has  not
established  any criteria or limits for the determination
of a finders  fee, although  most likely an appropriate
finders  fee  will  be negotiated  between  the  parties,
including  the  potential business     opportunity
candidate,   based   upon   economic
considerations  and  reasonable  value  as   estimated
and
mutually agreed at that time.  A finders fee would only
be payable  upon  completion  of the  proposed
acquisition  or merger   in  the  normal  case,  and
management  does                       not
contemplate any other arrangement at this time.
Management has  not actively undertaken a search for, nor
retention of, any  finders  fee  arrangement  with  any
person.   It  is possible  that  a potential merger or
acquisition  candidate would  have  its  own  finders fee
arrangement,  or  other similar        business
brokerage   or                         investment
banking
arrangement, whereupon the terms may be governed by  a
preexisting contract; in such case, the Company may be
limited in its ability to affect the terms of
compensation, but most likely  the terms would be
disclosed and subject to approval pursuant to submission
of the proposed transaction to a vote of  the  Companys
shareholders.  Management cannot  predict any  other terms
of a finders fee arrangement at this time. It  would  be
unlikely that a finders fee  payable  to  an affiliate
of the Company would be proposed because  of  the
potential  conflict  of  interest issues.   If  such  a
fee arrangement   was  proposed,  independent   management
and
directors would negotiate the best terms available to the Company so as not to compromise the fiduciary duties of the affiliate in the proposed transaction, and the Company would require that the proposed arrangement would be submitted to the shareholders for prior ratification in an appropriate manner.

      Management does not contemplate that the Company
would acquire  or  merge  with  a business  entity  in
which  any affiliates  of  the  Company have  an
interest.   Any  such
related   party  transaction,  however  remote,   would
be
submitted for approval by an independent quorum of the
Board of Directors and the proposed transaction would be
submitted to the shareholders for prior ratification in an
appropriate manner.  None of the Companys managers,
directors, or other affiliated  parties  have had any
contact,  discussions,  or other   understandings
regarding  any  particular  business opportunity  at  this
time,  regardless  of  any  potential conflict  of
interest issues.  Accordingly,  the  potential conflict
of   interest  is  merely  a  remote  theoretical
possibility at this time.

Rights of Shareholders

     It is presently anticipated by management that prior
to consummating a possible acquisition or merger,  the
Company will  seek  to have the transaction ratified by
shareholders in  the appropriate manner.  Most likely,
this would require a  general or special shareholders
meeting called for  such purpose, wherein all
shareholders would be entitled to vote in         person
or  by  proxy.   In  the  notice  of   such   a
shareholders meeting and proxy statement, the Company
will provide
shareholders  complete  disclosure   documentation
concerning  a  potential acquisition  of  merger
candidate, including  financial information about the
target  and  all material  terms  of  the acquisition or
merger  transaction. Under  Idaho  Corporate Law, which is
not  modified  by  the articles  of  incorporation nor by-
laws of  the  Company,  a simple majority vote of
shareholders participating in person or  by  proxy  in a
duly-noticed and authorized  meeting  of shareholders,
constituting a quorum (i.e., simple  majority) of
shareholders   eligible  to  vote,  is   required  for
ratification   of  any  such  resolution  put   before
the
shareholders.



Competition

      Because  the Company has not identified any
potential acquisition  or merger candidate, it is unable
to  evaluate the  type and extent of its likely
competition. The  Company is  aware that there are several
other public companies with only  nominal  assets that are
also searching for  operating businesses  and  other
business opportunities  as  potential acquisition or
merger candidates.  The Company  will  be  in direct
competition with these other public companies in  its
search  for business opportunities and, due to the
Company's lack  of  funds, it may be difficult to
successfully compete with these other companies.
Employees
      As  of the date hereof, the Company does not have
any paid  employees  and  has no plans for  retaining
employees until  such  time  as  the Company's business
warrants  the expense,  or  until  the  Company
successfully  acquires  or merges   with  an  operating
business.  The  Officers                           are
employees at-will, but lack any compensation agreements at this time, and are not being paid. The Company may find it necessary to periodically hire part-time clerical help on an as-needed basis.

Facilities

      The  Company is currently using as its principal
place
of  business  the business offices of a director,  Duane
S. Little, located in Kellogg, Idaho. Although the Company
has no  written agreement and pays no rent for the use  of
this facility, it is contemplated that at such future time
as  an acquisition  or  merger transaction may  be
completed,  the Company  will secure commercial office
space from  which  it will  conduct  its business.  Until
such an  acquisition  or merger,  the  Company  lacks any
basis for  determining  the kinds of office space or other
facilities necessary for  its future business.  The
Company has no current plans to secure such  commercial
office space.  It is also possible  that  a merger or
acquisition candidate would have adequate existing
facilities  upon completion of such a transaction,  and
the Companys  principal  offices may  be  transferred  to
such existing facilities.
Industry Segments
       No   information  is  presented  regarding
industry
segments. The Company is presently a development stage company seeking a potential acquisition of or merger with a yet to be identified business opportunity.
Reference is made to the statements of income included herein in response to Part F/S of this Form 10-SB for a report of the Company's operating history for the past two fiscal years.

Item 2. Management's Discussion and Analysis or Plan of
Operation

      The  Company is considered a development stage
company with  no assets or capital and with no operations
or  income since  1974.  The  costs and expenses
associated  with  the preparation  and filing of this
registration  statement  and other  operations of the
Company have been  paid  for  by  a shareholder  and  an
unpaid  consultant  of  the
Company,
specifically  Dale B. Lavigne and H. DeWorth  Williams
(see Item 4, Security Ownership of Certain Beneficial
Owners  and Management  - Dale B. Lavigne). It is
anticipated  that  the Company  will  require only nominal
capital to maintain  the corporate viability of the
Company and necessary funds  will most              likely
be   provided  by  the  Company's
existing
shareholders or its officers and directors in the immediate future. However, unless the Company is able to facilitate an acquisition of or merger with an operating business or is able to obtain significant outside financing, there is substantial doubt about its ability to continue as a going concern.

      In  the  opinion of management, inflation has not
and will  not  have a material effect on the operations
of  the Company   until  such  time  as  the  Company
successfully completes an acquisition or merger. At that time, management will evaluate the possible effects of inflation on the Company as it relates to its business and operations following a successful acquisition or merger.

Plan of Operation

      During  the  next  twelve  months,  the  Company
will actively                                      seek
out  and  investigate  possible
business
opportunities with the intent to acquire or merge  with
one or  more  business  ventures. In  its  search  for
business opportunities,   management  will  follow   the
procedures outlined  in Item 1 above. Because the Company
lacks  finds, it may be necessary for the officers and
directors to either advance  funds  to the Company or to
accrue  expenses  until
such  time  as  a successful business consolidation  can
be made.  Management intends to hold expenses to a minimum
and to  obtain  services on a contingency basis  when
possible. Further, the Company's directors will defer any
compensation until  such  time  as  an  acquisition  or
merger  can
be
accomplished   and   will  strive  to  have   the
business opportunity  provide  their remuneration.
However, if the Company engages outside advisors or consultants in its search for business opportunities, it may be necessary for the Company to attempt to raise additional funds. As of the date hereof, the Company has not made any arrangements or definitive agreements to use outside advisors or consultants or to raise any capital.
In the event the Company does need to raise capital most likely the only method available to the Company would be the private sale of its securities. Because of the nature of the Company as a development stage company, it is unlikely that it could make a public sale of securities or be able to borrow any significant sum from either a commercial or private lender. There can be no assurance that the Company will be able to obtain additional funding when and if needed, or that such funding, if available, can be obtained on terms acceptable to the Company.

      The Company does not intend to use any employees, with the possible exception of part-time clerical assistance on an as-needed basis. Outside advisors or consultants will be used only if they can be obtained for minimal cost or on a deferred payment basis. Management is confident that it will be able to operate in this manner and to continue its search for business opportunities during the next twelve months.
Item 3.     Description of Property
      The information required by this Item 3 is not applicable to this Form 10-SB due to the fact that the Company does not own or control any material property.
Item  4.     Security Ownership of Certain Beneficial
Owners and Management
     The following table sets forth information, to the best knowledge of the Company as of October 19, 1998, with respect to each person known by the Company to own beneficially more than 5% of the Company's outstanding common stock, each director of the Company and all directors and officers of the Company as a group.

Name and Address of           Amount and Nature of
Percent
Beneficial Owner         Beneficial Ownership
of Class
Dale B. Lavigne                    299,500
15.7%
Box A
Osburn, Idaho  83849

Lewis J. Lavigne              300,000
15.7%
HC-01 Box 188
Kellogg, Idaho  83837

Duane E. Little
300,000 15.7%
211 W. Elder
Kellogg, Idaho  83837

Robert S. Turnbow             300,000
15.7%
111 Elder Street
Kellogg, Idaho  83837
                    _____________            ___________
     Total:                        1,199,500
62.8%

Management:

The preceding shareholders also constitute all managers
and directors of the Company. ---------------------------
-----
Note:  The Company has been advised that each of the
persons listed above has sole voting power over the shares
indicated above.   Percent of Class (third column above)
is based on 1,907,984 shares of common stock outstanding on October 19, 1998.

Item 5. Directors, Executive Officers, Promoters and Control Persons

The directors and executive officers of the Company and their respective ages are as follows:

     Name           Age                 Position

Robert S. Turnbow        79             President and
Director

Dale B. Lavigne          66             Secretary-
Treasurer
and Director

Lewis J. Lavigne         72             Director

Duane E. Little               59             Director

     All directors hold office until the next annual
meeting of  stockholders and until their successors have
been  duly elected  and qualified. There are no agreements
with respect to     the   election  of  directors.  The
Company  has        not
compensated its directors for service on the Board of Directors or any committee thereof. As of the date hereof, no director has accrued any expenses or compensation. Officers are appointed annually by the Board of Directors and each executive officer serves at the discretion of the Board of Directors. The Company does not have any standing committees at this time.

      No  director,  officer, affiliate or promoter  of
the Company   has,  within  the  past  five  years,  filed
any
bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment or decree involving the violation of any state or federal securities laws.

      The business experience of each of the persons listed above during the past five years is as follows:

      Robert S. Turnbow is the President of the Company,
and has  been  a director of the Company since its
inception  on May 25, 1967.  For the last five years (and
previously), Mr. Turnbow  has  served  as a director of
several  other  small mining companies in Idaho.  He is
also a retired motel owner and  operator.   Mr.  Turnbow
has over 25  years  of  mining industry experience.

      Dale B. Lavigne is the Secretary and Treasurer of
the Company,  and has been a director of the Company
since  its inception  on May 25, 1967.   For the last five
years  (and previously), Mr. Lavigne worked as an officer
or director of numerous mining companies, including the
Metropolitan  Mines Corporation.   He  is  also president,
director and major shareholder of Osburn Drug Company of Osburn, Idaho.
Mr.
Lavigne attended the University of Montana, where he earned his degree as a pharmacist.

      Lewis J. Lavigne has been a director of the Company since its inception on May 25, 1967. He has over 25 years of experience in management of the Company and other small mining enterprises, and in recent years has also worked as a director of several other small mining companies in Idaho. He is also an officer, director and shareholder of Osburn Drug Company of Osburn, Idaho. He studied for several years at the University of Idaho, and is a retired metalurgical accountant by training.

      Duane  E.  Little has been a director of  the
Company since its inception on May 25, 1967. He has over
25 years of experience in management of the Company, and
in recent years has  also  worked  as  a  director of
several  other  mining companies.  He has also held the
position of Shoshone County Assessor  since  1975.   He
studied business and applied science at the University of Idaho, where he received a bachelors degree.

Item 6.     Executive Compensation
      The  Company has not had a bonus, profit  sharing,
or deferred compensation plan for the benefit of its
employees, officers or directors. The Company has not paid
any salaries or   other  compensation  to  its  officers,
directors   or employees  for the years ended December 31,
1995 and 1996, nor at any time during 1997. Further, the Company has not entered into an employment agreement with any of its officers, directors or any other persons and no such agreements are anticipated in the immediate future. It is intended that the Company's directors will defer any compensation until such time as an acquisition or merger can be accomplished and will strive to have the business opportunity provide their remuneration. As of the date hereof, no person has accrued any compensation from the Company.



Item 7.     Certain Relationships and Related Transactions
      During the Company's last two fiscal years, there have not been any transactions between the Company and any officer, director, nominee for election as director, or any shareholder owning greater than five percent (5%) of the Company's outstanding shares, nor any member of the above referenced individuals' immediate family.
Item 8.     Description of Securities
Common Stock
      The Company is authorized to issue 3,000,000 shares of common stock, no par value, of which 1,907,984 shares are issued and outstanding as of the date hereof. All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder thereof to
(i) one noncumulative vote for each share held of record on all matters submitted to a vote of the stockholders;
(ii) to participate equally and to receive any and all such dividends as may be declared by the Board of Directors out of funds legally available therefor; and
(iii) to participate pro rata in any distribution of assets available for distribution upon liquidation of the Company. Stockholders of the Company have no pre-emptive rights to acquire additional shares of common stock or any other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

       The Company does not have any preferred stock, authorized or issued.
                          PART II
Item  1.         Market  Price  of  and  Dividends  on
the
Registrants Common Equity and Other Shareholder Matters

     No shares of the Company's common stock have
previously been  registered with the Securities and
Exchange Commission (the  "Commission")  or  any  state
securities  agency                                  or
authority.  The Company has made an application to the
NASD for  the  Company's shares to be quoted on the OTC
Bulletin Board.  The  Company's application to the NASD
consists  of current  corporate  information,  financial
statements  and other
documents  as  required  by  Rule  15c2-1-1  of     the
Securities Exchange Act of 1934, as amended. Inclusion on the OTC Bulletin Board permits price quotations for the Company's shares to be published by such service.
The
Companys common shares are currently quoted at one-eighth (1/8th), but there has not been any reported trading activity at that price. The Company is not aware of any established trading market for its common stock nor is there any record of any reported trades in the public market in recent years. The Company's common stock has never traded in a public market since the 1970s, when only nominal trading had taken place.

     If and when the Company's common stock is traded in
the over-the-counter  market, most likely  the  shares
will  be subject to the provisions of Section 15(g) and
Rule 15g-9 of the  Securities  Exchange  Act  of  1934,
as  amended  (the "Exchange  Act"), commonly referred to
as the "penny  stock" rule.
Section  15(g)  sets forth certain  requirements  for
transactions   in   penny  stocks   and   Rule   15g-
9(d)(l) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

      The Commission generally defines penny stock to be
any equity security that has a market price less than
$5.00  per share,  subject to certain exceptions.  Rule
3a51-1 provides that  any equity security is considered to
be a penny  stock unless that security is: registered and
traded on a national securities  exchange meeting
specified criteria set  by  the Commission;  authorized
for quotation on  The  NASDAQ  Stock Market;  issued by a
registered investment company; excluded from  the
definition on the basis of price (at least  $5.00 per
share) or the issuer's net tangible assets; or exempted
from  the  definition by the Commission.  If  the
Company's shares are deemed to be a penny stock, trading
in the shares will be subject to additional sales practice
requirements on broker-dealers who sell penny stocks to
persons  other  than established  customers and accredited
investors,  generally persons with assets in excess of
$1,000,000 or annual income exceeding $200,000, or
$300,000 together with their spouse.
     For transactions covered by these rules, broker-
dealers must  make  a  special  suitability  determination
for  the purchase  of  such  securities and must  have
received  the purchaser's written consent to the
transaction prior to  the purchase.  Additionally,  for
any  transaction  involving  a penny  stock, unless
exempt, the rules require the delivery, prior  to  the
first  transaction,  of  a  risk  disclosure document
relating to the penny stock market. A broker-dealer also
must  disclose  the commissions payable  to  both  the
broker-dealer and the registered representative, and
current quotations  for the securities. Finally, monthly
statements must  be  sent disclosing recent price
information  for  the penny  stocks  held  in the account
and information  on  the limited  market in penny stocks.
Consequently,  these  rules may  restrict the ability of
broker-dealers to trade  and/or maintain  a  market in the
Company's common  stock  and  may affect the ability of
shareholders to sell their shares.
     As of October 19, 1998 there were 371 holders of
record of the Company's common stock..
      As  of  the  date hereof, the Company has  issued
and outstanding 1,907,984 shares of common stock. Of this
total, all  shares were issued in transactions more than
two  years ago.   Thus, all shares issued more than two
years  ago  and may  be  sold  or otherwise transferred
without  restriction pursuant  to  the  terms of Rule 144
("Rule  144")  of  the Securities Act of 1933, as amended
(the "Act"), unless  held by  an  affiliate or controlling
shareholder of the Company. Of these shares, the Company
has identified 1,199,500 shares as  being  held by
affiliates of the Company. The  remaining 708,484 shares
are deemed free from restrictions and may  be sold  and/or
transferred without further registration  under the Act.
      The  1,199,500 shares presently held by affiliates
or controlling shareholders of the Company may be sold
pursuant to Rule 144, subject to the volume and other
limitations set forth  under  Rule  144.  In  general,
under  Rule  144  as currently  in effect, a person (or
persons whose shares  are aggregated) who has beneficially
owned restricted shares  of the Company for at least two
years, including any person who may  be  deemed to be an
"affiliate" of the Company (as  the term  "affiliate" is
defined under the Act), is entitled  to sell,  within  any
three-month period, an amount  of  shares that  does not
exceed the greater of (i) the average  weekly trading
volume in the Company's common stock during the four
calendar weeks preceding such sale, or (ii) 1% of the
shares then  outstanding.  A  person who is not  deemed
to  be  an "affiliate"  of  the  Company and who  has
held  restricted shares for at least one year would be
entitled to sell  such shares without regard to the resale
limitations of Rule 144.
Dividend Policy
      The Company has not declared or paid cash dividends
or made  distributions in the past, and the  Company  does
not anticipate  that  it  will  pay  cash  dividends   or
make
distributions  in  the  foreseeable  future.   The
Company currently intends to retain and reinvest future
earnings, if any, to finance its operations.
Item 2.        Legal Proceedings
      The  Company is currently not a party to any
material pending legal proceedings and no such action by,
or  to  the best   of  its  knowledge,  against  the
Company  has  been threatened. The Company was inactive
from at least 1984, and earlier,  through the present date
of this Form  10-SB.      In
the absence of any other known litigation matters pending or threatened, the Company believes that all litigation matters are currently resolved.

      The  Company  has  relied on  an  intrastate
offering exemption for the 500,000 shares issued in 1968,
pursuant to an  offering circular dated April 30, 1968,
which purports to  comply with Section 30-1424 of the
Idaho Security Act of 1967.    All  other  shares  were
issued  to  related-party insiders believed to be exempt
pursuant to Regulation D.  As noted  above, the Company
has never received any  notice  of pending   or
threatened  litigation,  nor  any  regulatory
actions, regarding the sales of any of these securities.
In addition,  these transactions occurred in the  very
distant past,  such that the possibility of any action
taking  place at  this time would not be barred by
applicable statutes  of limitation seems extremely remote,
if not impossible.   Even an  action  based  on  a  claim
subject  to  tolling  until discovery  should  have begun
to run from  such  time  as  a reasonable  person should
have been put on notice  of  their claim, which should be
no later than when the Company ceased doing  business,
which was possibly as early  as  1973,  and certainly  no
later  than 1984.  Accordingly,  the  Company believes
that  its  shares  were  properly   issued   from
inception,  but in any case, that no claims may  be

validly brought  by  any persons now or ever holding an

interest  in the Companys shares.

Item 3.        Changes in and Disagreements with

Accountants

     Item 3 is not applicable to this Form 10-SB.

Item 4.        Recent Sales of Unregistered Securities

      All issues of securities by the Company were made more than three years ago.


Item 5.        Indemnification of Directors and Officers


      The  Company  has  not  made  any  provision  for
the indemnification of its officers or directors.  The
Articles of  Incorporation and by-laws do not have any
provisions for indemnification.    Neither  the
Company's   Articles      of
Incorporation nor by-laws makes provisions for the
purchase of    liability  insurance  on  behalf  of  its
officers  or
directors. The Company does not maintain any such liability insurance.

Transfer Agent

The  Company has designated Interstate Transfer Company,
56 West  400 South, Suite 260, Salt Lake City, Utah,
84101,  as its transfer agent.

                         PART F/S

        Financial Statements and Supplementary Data

      The Company's financial statements for the years ended December 31, 1996 and 1997, have been examined to the extent indicated in their reports by Jones, Jensen & Company, independent certified accountants, and have been prepared in accordance with generally accepted accounting principles and pursuant to Regulation S-B as promulgated by the Securities and Exchange Commission and are included herein, on the following pages, in response to Part F/S of this Form 10-SB. Interim statements were filed concurrently by 10-QSB for quarters ended June 30, 1998, and September 30, 1998, which are incorporated herein by reference.

                         PART III
Item 1.        Index to Exhibits
    The following exhibits were filed with the original
Registration Statement and are incorporated herein by

reference:

     Exhibit No.                   Exhibit Name

     2(I)      Articles of Incorporation

     2(ii)          By-laws

     4         Specimen Stock Certificate

     _____________________________

Item 2.        Description of Exhibits

     See Item 1 above.




                        SIGNATURES




      In  accordance  with  Section  12  of  the
Securities Exchange   Act   of   1934,  the  registrant
caused   this registration  statement to be signed on its
behalf  by  the undersigned, thereunto duly authorized.

                         SILVER RAMONA MINING COMPANY
                                   (Registrant)




                               By:  __        /s/ Robert
S. Turnbow
Date:     October 19, 1998                        Robert
S.
Turnbow, President